UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 3, 2013

MAGNETEK, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10233	95-3917584
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

N49 W13650 Campbell Drive
Menomonee Falls, WI	53051
(Address of Principal Executive Offices)	(Zip Code)

(262) 783-3500
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.03 - Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 3, 2013, the Board of Directors of the Company approved and adopted an amendment to the Company's By-Laws.  The amendment to the By-Laws is effective immediately upon approval by the Board of Directors. Article IV, Section 7, of the By-Laws was amended to eliminate the provision that the President of the Company shall serve as an ex-officio member of all committees of the Board of Directors. The foregoing description of the amendment to the By-Laws is qualified in its entirety by reference to the full text of the Company's Amended and Restated By-Laws, which are attached to this Current Report on Form 8-K as Exhibit 3.2 and incorporated herein by reference.

Item 5.07 - Submission of Matters to a Vote of Security Holders.

On May 3, 2013, Magnetek, Inc. (“Magnetek” or the “Company”) held its annual meeting of stockholders (the “Annual Meeting”) in Menomonee Falls, Wisconsin. At the Annual Meeting, the Company's stockholders elected five individuals to the Board of Directors and approved proposals 2 and 3. As to the matters that were voted upon at the Annual Meeting, and the number of votes cast for or against, as well as the number of abstentions and broker non-votes, as to each such matter, where applicable, are set forth below.

PROPOSAL 1. Election of Directors.

Name	Votes For	Votes Withheld	Broker Non-Votes
David A. Bloss, Sr.	2,072,693	194,442	495,106
Alan B. Levine	2,079,346	187,789	495,106
Peter M. McCormick	1,700,813	566,322	495,106
Mitchell I. Quain	1,963,717	303,418	495,106
David P. Reiland	1,867,853	399,282	495,106

PROPOSAL 2. The Company's stockholders ratification of the appointment of E&Y LLP as the Company's independent registered public accounting firm for fiscal year 2013 ending December 29, 2013.

Votes For	Votes Against	Abstentions
2,743,288	17,642	1,311

PROPOSAL 3. Approval on an advisory vote basis the compensation of the Company's named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,143,990	20,291	102,854	495,106

ITEM 9.01 - Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description
3.2	Magnetek, Inc. Amended and Restated By-Laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 6, 2013

MAGNETEK, INC.

/s/ Marty J. Schwenner
By:	Marty J. Schwenner
Vice President and Chief Financial Officer